UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SCANSOURCE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCANSOURCE, INC.

6 Logue Court

Greenville, South Carolina 29615

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held December 4, 2003

The Annual Meeting of Shareholders of ScanSource, Inc. will be held at the Marriott Hotel, 1 Parkway East, Greenville, South Carolina, on Thursday, December 4, 2003, at 10:00 a.m., for the following purposes:

(1)	To elect five members to the Board of Directors;

(2)	To approve the Company’s Directors Equity Compensation Plan;

(3)	To ratify the appointment of the Company’s independent auditors; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders whose names appear of record on the books of the Company at the close of business on October 20, 2003 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy card in the enclosed postage paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, you are entitled to revoke your proxy at any time before it is exercised.

Steven H. Owings

Chairman of the Board

October 28, 2003

SCANSOURCE, INC.

6 Logue Court

Greenville, South Carolina 29615

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ScanSource, Inc. (the “Company”) to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Marriott Hotel, 1 Parkway East, Greenville, South Carolina, on Thursday, December 4, 2003, at 10:00 a.m., and at any adjournments thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about October 28, 2003.

Any shareholder who executes the form of proxy referred to in this Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by giving written notice to the Secretary of the Company of such revocation, by executing and delivering to the Secretary of the Company a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or telegram. No compensation will be paid for such solicitations. In addition, the Company will bear the reasonable expenses of brokerage houses and other custodians, nominees and fiduciaries who, at the request of the Company, may send proxies and proxy solicitation material to their clients and principals.

Voting Securities Outstanding

The Board of Directors has fixed the close of business on October 20, 2003 as the record date and time for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. As of such date, 12,345,541 shares of the Company’s no par value common stock (the “Common Stock”) were outstanding. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting, and no other outstanding shares of capital stock of the Company are eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company’s Articles of Incorporation. Consequently, each eligible share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting. The election of directors will be by plurality vote as indicated below. For each other matter specified in this Proxy Statement to be submitted for shareholder approval at the Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote on such matter is required for approval. Abstentions will be considered shares present in person or by proxy and entitled to vote and therefore will have the effect of a vote against any matter requiring the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Broker non-votes will be considered shares present but not entitled to vote and therefore will have no effect on the outcome of the vote on such matters. A broker non-vote occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

The Bylaws of the Company provide that the presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting and at any adjournments thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be counted for purposes of determining if a quorum is present at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the chairman of the meeting or the shareholders holding a majority of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, have the power to adjourn the meeting from time to time without notice, other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegram. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

PROPOSAL ONE

ELECTION OF DIRECTORS

Five directors are to be elected at the Annual Meeting. Pursuant to the authority granted to it by the Company’s Bylaws, the Board of Directors has set the size of the Board of Directors at five members.

The Board of Directors has recommended each of the five existing members of the Board of Directors as the five nominees for election as directors at the Annual Meeting to serve until the next annual meeting of shareholders or until their respective successors shall have been elected and qualified. The following are the Company’s nominees for election as directors at the Annual Meeting: Michael L. Baur, Steven R. Fischer, James G. Foody, Steven H. Owings and John P. Reilly.

In accordance with the Bylaws of the Company, those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) will be elected to the Board of Directors. Abstentions and shares held in street name that are not voted in the election of directors (i.e., broker non-votes) will not be included in determining the number of votes cast in the election of directors. The proxies solicited for the Annual Meeting cannot be voted for a greater number of persons than five, the number of nominees named. Cumulative voting in the election of directors is not permitted by the Company’s Articles of Incorporation. If any nominee shall become unavailable for any reason, the persons named in the form of proxy shall vote for a substitute nominee or vote to reduce the number of directors to be elected as directed by the Board of Directors. The Board of Directors has no reason to believe that any of the five nominees listed above will not be available for election as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2

APPROVAL OF THE DIRECTORS EQUITY COMPENSATION PLAN

As of October 24, 2003, the Board of Directors adopted the ScanSource, Inc. Directors Equity Compensation Plan (the “Director Plan”), subject to shareholder approval at the Annual Meeting.

The Company has reserved 125,000 shares of Common Stock for issuance upon the exercise of stock options granted pursuant to the Director Plan, subject to shareholder approval. As of October 24, 2003, there were three non-employee directors eligible to participate in the Director Plan. The Company currently maintains the ScanSource, Inc. Non-Employee Director Stock Option Plan (the “Current Director Plan”), under which stock options with respect to an aggregate of 76,000 shares of Common Stock are outstanding as of the date of this Proxy Statement. An additional 124,000 shares remain available for future awards under the Current Director Plan. If the shareholders approve the Director Plan, no additional awards will be granted under the Current Director Plan. If the shareholders do not approve the Director Plan, the Company would retain the ability to grant stock option awards under the Current Director Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE DIRECTORS EQUITY COMPENSATION PLAN. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE DIRECTORS EQUITY COMPENSATION PLAN.

A summary of the Director Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Director Plan, which is attached to this Proxy Statement as Annex A.

Purpose

The purpose of the Director Plan is to attract, retain and compensate highly-qualified individuals who are not employees of the Company or any of its subsidiaries or affiliates for service as members of the Board of Directors by providing them with an opportunity to participate in the Company’s future growth through the granting of options to purchase shares of the Company’s Common Stock. The Company intends that the Director Plan will benefit the Company and its shareholders by allowing non-employee directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interest of non-employee directors with that of the Company’s shareholders.

Eligibility

Each member of the Company’s Board of Directors who is not an employee of the Company or any of its subsidiaries or affiliates will be a participant in the Director Plan.

Administration

The Director Plan will be administered and interpreted by the Board of Directors. Subject to the express provisions of the Director Plan, the Board of Directors will have authority to interpret the Director Plan, to establish, amend and rescind any rules and regulation relating to the Director Plan, and to make all other determinations necessary or advisable for the administration of the Director Plan; provided, however, that the Board of Directors will have no discretion with respect to the eligibility or selection of non-employee directors to receive awards under the Director Plan, the number of shares subject to any such awards, or the timing or other terms of such awards.

Shares Subject to Plan

Subject to adjustment for recapitalization events, the maximum number of shares of Common Stock that may be issued under the Director Plan is 125,000. Such shares may be authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any option granted under the Director Plan is canceled, terminates, expires, is forfeited or lapses for any reason, the shares of Common Stock subject to the option will again be available for issuance under the Director Plan. If the exercise price of an option is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or attestation), only the number of shares issued in excess of the delivery or attestation shall be considered for purposes of determining the maximum number of shares remaining available for issuance under the Director Plan.

Stock Option Grants

The Director Plan provides for stock option grants to non-employee directors subject to the following terms and conditions:

Annual Grants. On the day following each annual meeting of the shareholders of the Company, beginning in 2003 and ending in 2013, each non-employee director then serving in such capacity will receive an option to purchase a number of shares of Common Stock (rounded up to the nearest hundred shares) calculated by dividing $200,000 by the average per share stock price of the Common Stock for the thirty day period immediately preceding the grant date, subject to adjustment as provided in the Director Plan, and subject to the continued availability of shares under the Director Plan. A person who first becomes a non-employee director on a date other than a regularly scheduled annual meeting of shareholders will receive an option for a prorated number of shares of Common Stock.

Vesting Schedule. All options granted under the Director Plan will vest in full on the day that is six months after the date of grant.

Exercise Price. The per share exercise price of each option will be the fair market value of a share of Common Stock on the date of grant.

Payment. An option may be exercised by giving written notice to the Company stating the number of shares with respect to which the option is being exercised. The exercise price shall be paid in cash or by delivering shares of Common Stock to the Company (by either actual delivery or attestation).

Term. Each option granted under the Director Plan will, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided in the Director Plan.

Effect of Termination of Directorship. In the event an optionee ceases to be a member of the Board for any reason, any unvested portion of options granted to him will immediately terminate, and any vested but unexercised portion of an option will remain exercisable (except in the event of termination for cause) until the earlier of (i) the scheduled expiration date of the option, or (ii) one year after the date of the optionee’s termination as a director.

Assignment of Options. Options granted under the Director Plan will be assignable or transferable by the optionee only by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order.

Adjustments. In the event of a stock split, stock dividend or a combination or consolidation of the Common Stock into a lesser number of shares, the share authorization limits under the Director Plan will automatically be adjusted proportionately, and the shares then subject to each option will automatically be adjusted proportionately without any change in the aggregate purchase price for such option. If the Company is involved in another corporate transaction or event that affects the Common Stock, such as a distribution, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, the Board may adjust the number and type of shares that may be granted under the Director Plan to preserve the intended benefits under the Director Plan, and may permit or require another entity involved in the business transaction to assume any options outstanding under the Director Plan or substitute similar options.

Termination and Amendment

The Director Plan will automatically terminate ten years after its effective date, but the Board may terminate the Plan at any time prior to that date. The Board may amend the Director Plan, but an amendment will be subject to shareholder approval if it would materially increase the benefits accruing to participants, materially increase the number of shares of Common Stock available under the Plan, materially modify the requirements for eligibility, expand the types of awards available under the Plan, materially extend the term of the Plan, or otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Common Stock is listed or traded. Termination or amendment of the Director Plan may not adversely affect any options granted under the Director Plan unless the optionee consents.

No Rights as Shareholder

The holder of an option will not have any rights of a shareholder with respect to the shares covered by the option, except to the extent that one or more certificates for such shares will be delivered upon the due exercise of the option.

No Implied Rights of Continued Board Service

The grant of any award pursuant to the Director Plan will not confer upon any recipient thereof any rights of continued service on the Board of Directors of the Company or affect the right of the Company to terminate the directorship of the holder at any time.

Federal Income Tax Effects

Stock options granted under the Director Plan will be nonqualified stock options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the Director Plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Restrictions on Resale

If the shareholders approve the Director Plan, the Company currently intends (although it is not legally required) to register the shares issuable under the Director Plan with the Securities and Exchange Commission (the “SEC”) on Form S-8. Thereafter, if an optionee ceases to be an “affiliate” of the Company, he or she may resell the Common Stock acquired under the Director Plan without compliance with the requirements of Rule 144. Otherwise, resales of Common Stock acquired under the Director Plan may be sold only in compliance with all of the provisions of Rule 144, other than the one-year holding period requirement, or pursuant to a separate registration for the resale of such shares. In general, under Rule 144, an “affiliate” (which term includes directors of the Company and persons whose shares are aggregated with such affiliate) is entitled to sell within any three-month period a number of shares (including shares received other than pursuant to the Director Plan) that does not exceed the greater of one percent of the then-outstanding shares of the Company’s Common Stock or the average weekly trading volume in the over-the-counter market during the four calendar weeks preceding the sale.

Benefits to Non-Employee Directors

Only non-employee directors of the Company are entitled to participate in the Director Plan (currently three persons). The following table shows the benefits that would accrue under the Director Plan, for each year that it is in effect, to the persons and groups indicated, based on the market price information indicated.

Name and Position	Dollar Value ($)	Number of Options
All non-employee directors, as a group (currently three persons)	(1)	14,700	(2)

(1)	The dollar value of stock options is dependent on the difference between the exercise price and the fair market value of the underlying shares on the date of exercise. As of October 20, 2003, the fair market value of the shares was $41.51 per share, based on the closing price of the Company’s Common Stock on The Nasdaq National Market.

(2)	Represents an estimate of the number of options to be granted each year while the Director Plan is in effect, assuming there are three non-employee directors serving in such year, calculated by dividing $200,000 by $41.51, the closing price of the Company’s Common Stock on the Nasdaq National Market on October 20, 2003. As described above, the actual number of options to be granted annually to each non-employee director will be calculated by dividing $200,000 by the average per share stock price of the Common Stock for the thirty day period immediately preceding the grant date, which will be the day following each annual meeting of shareholders of the Company.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, upon recommendation of the Audit Committee, has appointed the firm of Ernst & Young LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending June 30, 2004. See the “Audit Committee Report” below for more information. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE APPOINTMENT OF ERNST & YOUNG LLP. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED “FOR” THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP.

A representative of Ernst & Young LLP is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

Changes in Certifying Accountant

On October 11, 2002, the Company notified Deloitte & Touche LLP that it would not be retained by the Company to perform the audit of the financial statements of the Company for the fiscal year ending June 30, 2003. Deloitte & Touche LLP had served as the Company’s principal independent accountants for the fiscal years ended June 30, 2002 and 2001. The decision not to retain Deloitte & Touche LLP was approved by the Audit Committee of the Board of Directors of the Company and, upon recommendation by that committee, was approved by the full Board of Directors on October 11, 2002.

In connection with the audits of the financial statements of the Company for the fiscal years ended June 30, 2002 and 2001, the Company had no disagreement with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to such disagreement in their report for such periods.

The audit reports of Deloitte & Touche LLP on the financial statements of the Company for the fiscal years ended June 30, 2002 and 2001 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte & Touche LLP was provided a copy of the above disclosures and was requested to furnish us with a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. Deloitte & Touche LLP’s letter was filed as an exhibit to our report on Form 8-K dated October 11, 2002.

On October 11, 2002, the Audit Committee of the Board of Directors of the Company, approved, and, upon recommendation by that committee, the Board of Directors of the Company approved, the engagement of the accounting firm of Ernst & Young LLP as independent accountants to audit the Company’s financial statements for the fiscal year ending June 30, 2003. As of October 11, 2002, the Company had not on any prior occasions consulted with Ernst & Young LLP regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

Services and Fees

Audit Fees. For the fiscal year ended June 30, 2003, the aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal year ended June 30, 2003 and reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for that fiscal year totaled $137,118. Ernst & Young LLP billed the Company an aggregate of $63,045 for these professional services during fiscal 2003. The Company expects to pay $74,073 of additional fees during fiscal 2004 for such services provided in fiscal 2003.

Financial Information Systems Design and Implementation Fees. Ernst & Young LLP did not provide any professional services for financial information systems design or implementation for the fiscal year ended June 30, 2003.

All Other Fees. The aggregate fees billed by Ernst & Young LLP for all other services rendered to the Company, other than services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” in the fiscal year ended June 30, 2003 were $274,310. These fees are primarily for services related to the audit of the Company’s employee benefit plan, preparation of the Company’s federal and state income tax returns, assistance with income tax issues and tax planning.

The Audit Committee has reviewed the services provided by Ernst & Young LLP discussed under the caption “All Other Fees,” and has considered whether the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

OTHER BUSINESS

The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should be duly presented for a vote, then the persons named in the enclosed form of proxy intend to vote such proxy in accordance with their best judgment.

PROPOSALS FOR 2004 ANNUAL MEETING

Shareholder proposals intended to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company by June 30, 2004 for possible inclusion in the proxy material relating to such meeting, in accordance with the SEC’s Rule 14a-8. Any proposal received after this date will be considered untimely and may be excluded from the proxy material.

The deadline for shareholders to provide written notice of intent to make nominations for the election of directors at the 2004 Annual Meeting of Shareholders (but not for inclusion in the proxy material relating to such meeting) will be 90 days prior to the date of the meeting. Such notice must also otherwise conform to the requirements of the Company’s Bylaws. For any other shareholder proposal intended to be presented at the 2004 Annual Meeting of Shareholders received by the Company after September 13, 2004, the persons named in the proxy for such meeting may exercise their discretionary voting power with respect to such proposal.

MANAGEMENT

Executive Officers and Directors

The following sets forth certain information regarding the Company’s executive officers and directors:

Steven H. Owings, 50, has served as Chairman of the Board of Directors of the Company since its inception in December 1992, and was Chief Executive Officer of the Company from December 1992 until January 2000. From 1991 to 1992, Mr. Owings served as Chairman of the Board, Chief Executive Officer and the sole shareholder of Argent Technologies, Inc. (“Argent”), a personal computer manufacturer. From 1983 to 1991, Mr. Owings held various positions with Gates/FA Distributing, Inc., a distributor of PC products, and its predecessors (“Gates”), including serving as President from December 1987 until December 1990, Chief Executive Officer from December 1987 to December 1991, and Chairman of the Board of Directors from December 1990 to December 1991. From December 1987 to September 1994, Mr. Owings served as a director of Gates. From July 1996 to April 1997, he served as a director of Globelle Corporation, an international distributor of personal computer products. Mr. Owings is currently a director of Falconstor Software Inc. (“Falconstor”), a provider of storage networking infrastructure software.

Michael L. Baur, 46, has served as Chief Executive Officer of the Company since January 2000, President of the Company since its inception in December 1992, and as a director since December 1995. Prior to joining the Company, from April 1991 to November 1992, Mr. Baur served in various positions at Argent, including President and General Manager. In September 1989, Mr. Baur joined Gates as Product Manager and served as Merchandising Director from February 1990 to March 1991.

Richard P. Cleys, 52, has served as Vice President and Chief Financial Officer of the Company since November 2002. Prior to joining the Company, Mr. Cleys served as Vice President and Controller of Lanier Worldwide, Inc., a multinational office product and service distributor from 1996 to 1998 and as Vice President Finance and Treasurer from 1999 to 2001. From 1993 to 1996, Mr. Cleys served as Vice President and Chief Financial Officer of AB Dick, Inc., a manufacturer of printing products. From 1977 to 1993, Mr. Cleys served in various financial management roles with Gould, Inc., an electronic product manufacturer.

Jeffery A. Bryson, 43, has served as Vice President of Administration and Investor Relations since July 2002. Mr. Bryson served as interim Chief Financial Officer of the Company from July 2002 to November 2002, and as Chief Financial Officer and Treasurer from 1993 until July 2002. Prior to joining the Company, Mr. Bryson was employed for more than seven years with the accounting firm of KPMG LLP, where he last held the position of senior manager.

Robert S. McLain, Jr., 43, has served as the Company’s Vice President of Marketing and Business Development since January 2003, and as Vice President of Marketing from 1997 to January 2003. Prior to joining the Company, from July 1995 to September 1997, Mr. McLain served as President of Transition Marketing, Inc., a majority-owned subsidiary of the Company. From July 1993 to June 1995, Mr. McLain was Director of Marketing with Gates, and from July 1991 to June 1993, he was a senior account executive with a broadcasting firm in Greenville, South Carolina.

Steven R. Fischer, 58, has served as a director of the Company since December 1995. Mr. Fischer has served Transamerica Business Capital Corporation as President since September 2000, as Executive Vice President and Division Manager from October 1997 to September 2000 and as Senior Vice President and Regional Manager from March 1992 to October 1997. From February 1981 to March 1992, Mr. Fischer served as Vice President and Regional Manager of Citibank, N.A. Mr. Fischer is currently a director of Falconstor.

James G. Foody, 73, has served as a director of the Company since December 1995. Mr. Foody has served as a business consultant in Greenville, South Carolina since October 1990. Prior to that time, he was a partner in the accounting firm of Ernst & Young LLP.

John P. Reilly, 55, has served as a director of the Company since June 2001. Mr. Reilly is co-founder and managing partner of Keltic Financial Services, LLC in Rye, New York. Prior to that, from 1977 to 1999, he held various senior management positions in the Leveraged Buy-Out, Leasing, Corporate Finance and Private Banking divisions at Citibank, N.A.

Board Meetings and Committees

The Board of Directors of the Company met or acted by written consent a total of 12 times during the Company’s fiscal year ended June 30, 2003. No director attended fewer than 75% of the total of such meetings and the meetings of the committees upon which he served.

Pursuant to the Bylaws of the Company, the Board of Directors has established an Audit Committee and a Compensation Committee, and, subsequent to June 30, 2003, separate Governance and Nominating Committees.

The Audit Committee is composed of Messrs. Fischer, Foody and Reilly. The functions of the Audit Committee include recommending to the Board of Directors the retention of independent auditors, reviewing the scope of the annual audit undertaken by the Company’s independent auditors and the progress and results of their work, and reviewing the financial statements of the Company and its internal accounting and auditing procedures. No directors of the Company who are also executive officers may serve on the Audit Committee. This committee met or acted by written consent eight times during the fiscal year ended June 30, 2003. Each member of the Audit Committee meets the definition of independence as set forth under Rule 4200(a)(14) of the National Association of Securities Dealers listing standards.

The Compensation Committee is composed of Messrs. Fischer and Foody. The functions of the Compensation Committee include reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain officers of the Company, administering the Company’s stock option plans, and considering such other matters as may from time to time be referred to the Compensation Committee by the Board of Directors. No directors of the Company who are also executive officers of the Company participate in deliberations of such committee concerning the compensation of such executive officers. This committee met or acted by written consent three times during the fiscal year ended June 30, 2003.

The Governance Committee is composed of Messrs. Baur, Fischer, Foody and Reilly. The functions of the Governance Committee include oversight and responsibility for implementation of the Company’s program for complying with the requirements of the Sarbanes-Oxley Act of 2002 and rules and regulations of the SEC and NASDAQ thereunder or related thereto (in conjunction with the Audit Committee, where necessary or appropriate) as well as other NASDAQ rulemaking initiatives pertaining to corporate governance considerations. This committee was formed subsequent to June 30, 2003, and, accordingly, held no meetings during the fiscal year then ended.

The Nominating Committee is currently composed of the entire Board, Messrs. Baur, Fischer, Foody, Owings and Reilly. The functions of the Nominating Committee include oversight and responsibility for the recruitment and nomination of officers and directors of the Company from time to time including, but not limited to, the nomination of directors for election at each annual meeting of shareholders of the Company. As vacancies arise, the Nominating Committee will consider nominees to the Board of Directors recommended by shareholders of the Company. Nominations should be submitted in writing to the Secretary of the Company, giving the recommended nominee’s name, biographical data, and qualifications. This committee was formed subsequent to June 30, 2003, and, accordingly, held no meetings during the fiscal year then ended.

Executive Compensation

The following table sets forth the cash and other specified compensation to the Company’s Chairman of the Board, Chief Executive Officer and President, Vice President and Chief Financial Officer, Vice President of Administration and Investor Relations, and Vice President of Marketing and Business Development (the “Named Executive Officers”) in the fiscal years ended June 30 in each of 2003, 2002 and 2001.

Summary Compensation Table

						Long-Term Compensation
	Annual Compensation (1)					Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Securities Underlying Options (2)		Other Compensation

Steven H. Owings Chairman of the Board	2003 2002 2001	$ $ $	345,385 200,000 200,000	$ $ $	367,978 381,995 370,308	15,000 10,000 15,000	(3)	— — —

Michael L. Baur Chief Executive Officer and President	2003 2002 2001	$ $ $	483,942 175,000 150,000	$ $ $	743,364 836,136 643,905	25,000 20,000 35,000	(3)	— — —

Richard P. Cleys (4) Vice President and Chief Financial Officer	2003		$122,307		$32,535	20,000		$39,420

Jeffery A. Bryson Vice President of Administration and Investor Relations	2003 2002 2001	$ $ $	117,532 90,000 90,000	$ $ $	261,299 335,997 253,337	1,500 2,000 10,000		— — —

Robert S. McLain, Jr. Vice President of Marketing and Business Development	2003 2002 2001	$ $ $	150,000 150,000 150,000	$ $ $	56,503 43,750 39,900	— 4,000 6,000		— — —

(1)	The amounts shown for each Named Executive Officer may exclude certain perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer for any year included in this table.
(2)	Share information set forth in the Summary Compensation Table and in the additional stock option tables and elsewhere in this Proxy Statement give effect to the 2-for-1 split of the Company’s Common Stock, effected in the form of a 100% Common Stock dividend as of January 28, 2003.
(3)	On December 15, 2000, in addition to the Company options indicated, Messrs. Owings and Baur received options to purchase 50,000 shares and 25,000 shares, respectively, of the Company’s 95% owned subsidiary ChannelMax, Inc. (the “ChannelMax Options”). There was no public market for shares underlying the ChannelMax Options. On September 1, 2003, Messrs. Owings and Baur forfeited their rights to these options, for no additional consideration, in conjunction with the planned reorganization of the ChannelMax unit.
(4)	Mr. Cleys joined the Company in November 2002. The amount shown as “Other Compensation” for Mr. Cleys consists of the reimbursement of relocation expenses ($24,768) incurred by him in connection with his joining the Company and a tax gross-up ($14,652), paid to him after June 30, 2003.

Option Grants

The following table sets forth information with respect to the stock options granted to the Named Executive Officers during the fiscal year ended June 30, 2003.

Option Grants In Last Fiscal Year

	Individual Grants
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise	Expiration
					Potential Realizable Value at Assumed Annual Rates of Price Appreciation for Option Term
Name	Granted	in Fiscal Year	Price	Date	5%	10%

Steven H. Owings	15,000	8.8%	$25.36	1/13	$239,231	$606,250

Michael L. Baur	25,000	14.6%	$25.36	1/13	$398,719	$1,010,433

Richard P. Cleys	20,000	11.7%	$31.75	11/12	$399,348	$1,012,026

Jeffery A. Bryson	1,500	0.9%	$25.36	1/13	$23,923	$60,625

Option Exercises and Fiscal Year-End Option Values

The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended June 30, 2003, and the number and value of unexercised stock options held by each of the Named Executive Officers at June 30, 2003.

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
Name	Shares Acquired On Exercise	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steven H. Owings	257,106	$5,943,212	106,226 50,000	26,668 —	$1,543,886 (3)	$98,124 —

Michael L. Baur	54,000	$782,787	222,762 25,000	50,000 —	$3,417,886 (3)	$202,815 —

Richard P. Cleys	—	—	—	20,000	—	—

Jeffery A. Bryson	45,200	$1,121,522	60,466	7,834	$798,222	$50,022

Robert S. McLain, Jr.	20,000	$620,837	34,332	4,668	$502,866	$30,914

(1)	The amount realized is based on the per share price of the Common Stock as reported on The Nasdaq National Market on the day of exercise.

(2)	Based on a per share price of $26.75, the closing price of the Common Stock as reported on The Nasdaq National Market on June 30, 2003, the last trading day of the fiscal year.
(3)	ChannelMax options. Fiscal year end values are subject to contractual arrangements relating to the ChannelMax Options and shares of the subsidiary. There was no public market for shares underlying such options. On September 1, 2003, Messrs. Owings and Baur forfeited their rights to these options, for no additional consideration, in conjunction with the planned reorganization of the ChannelMax unit.

Equity Compensation Plan Information

The following table gives information about the Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of June 30, 2003.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation	126,900	(1)	$25.33	273,100
Plans Approved by Shareholders	737,616	(2)	$15.17	11,686
	123,886	(3)	$12.76	4,804
	76,000	(4)	$25.30	124,000
	10,000	(5)	$9.31	—

Equity Compensation Plans Not Approved by Shareholders	48,824	(6)	$8.32	—

TOTAL:	1,123,226		—	413,590

(1)	ScanSource, Inc. 2002 Long-Term Incentive Plan
(2)	ScanSource, Inc. 1997 Stock Incentive Plan, as amended
(3)	ScanSource, Inc. 1993 Incentive Stock Option Plan, as amended
(4)	ScanSource, Inc. Non-Employee Director Stock Option Plan, as amended
(5)	ScanSource, Inc. 1994 Stock Option Plan for Outside Directors
(6)	Plans not approved by shareholders consist of the following, each as further described below: 1997 Catalyst Stock Option Plan; ScanSource, Inc. 1996 Stock Option Plan for Michael L. Baur; ScanSource, Inc. 1997 Stock Option Plan for Michael L. Baur; ScanSource, Inc. 1997 Stock Option Plan for Paige Rosamond; ScanSource, Inc. 1996 Stock Option Plan for Robert S. McLain, Jr.

Description of Equity Compensation Plans Not Approved by Shareholders

1997 Catalyst Stock Option Plan. The 1997 Catalyst Stock Option Plan was created pursuant to the terms of the Stock Option Agreement dated May 7, 1997 between the Company and, collectively, Jerry Cline Ross, James David Campbell, Johnny Dean Enloe, Douglas Ned Sanders, Jack F. Brumlow, James Franklin Brewer and Gary Bernard Bradford to compensate the named optionees for their efforts in recruiting new customers for the Company and promoting sales of the Company’s products. In connection with the plan, a total of 99,376 non-qualified options to purchase Common Stock was granted at a weighted average exercise price of $8.44 per share (of which 9,906 remained outstanding at June 30, 2003). All of the outstanding options will terminate no later than December 31, 2003, if not earlier exercised.

ScanSource, Inc. 1996 and 1997 Stock Option Plans for Michael L. Baur. The ScanSource, Inc. 1996 and 1997 Stock Option Plans for Mr. Baur were created pursuant to the terms of Stock Option Agreements dated December 3, 1996 and January 17, 1997 between the Company and Mr. Baur in recognition of what the Company’s Board and Compensation Committee regarded as below-market cash compensation. The plans granted Mr. Baur the option to purchase up to 32,000 shares and 20,000 shares, respectively, of the Company’s Common Stock at purchase prices of $7.25 per share and $8.25 per share, respectively, the fair market value on the respective dates of grant (of which, 7,584 and 20,000, respectively, remained outstanding at June 30, 2003). With respect to the 1996 grant, the option is exercisable with respect to one-third of the option shares at any time after the first anniversary of the date of grant; is exercisable with respect to two-thirds of the option shares at any time after the second anniversary of the date of grant; and is exercisable with respect to all of the option shares at any time after the third anniversary of the date of grant. Any options not exercised on or before the tenth anniversary of the date of grant will terminate. With respect to the 1997 grant, the option is exercisable at any time from the date of grant and until the tenth anniversary of the date of grant.

ScanSource, Inc. 1997 Stock Option Plan for Paige Rosamond. The ScanSource, Inc. 1997 Stock Option Plan for Paige Rosamond was created pursuant to the terms of the Stock Option Agreement dated March 19, 1997 between the Company and Paige Rosamond. The plan granted Paige Rosamond the option to purchase up to 2,000 shares of the Company’s Common Stock at a purchase price of $7.00 per share, the fair market value on the date of grant (of which, 1,334 remained outstanding at June 30, 2003). The option is exercisable with respect to one-third of the option shares at any time after the first anniversary of the date of grant; is exercisable with respect to two-thirds of the option shares at any time after the second anniversary of the date of grant; and is exercisable with respect to all of the option shares at any time after the third anniversary of the date of grant. Any options not exercised on or before the tenth anniversary of the date of grant will terminate.

ScanSource, Inc. 1996 Stock Option Plan for Robert S. McLain, Jr. The ScanSource, Inc. 1996 Stock Option Plan for Mr. McLain was created pursuant to the terms of a Stock Option Agreement dated December 3, 1996 between the Company and Mr. McLain. The plan granted Mr. McLain the option to purchase up to 10,000 shares of the Company’s Common Stock at a purchase price of $7.25 per share, the fair market value on the date of grant (of which, 10,000 remained outstanding at June 30, 2003). The option is exercisable with respect to one-third of the option shares at any time after the first anniversary of the date of grant; is exercisable with respect to two-thirds of the option shares at any time after the second anniversary of the date of grant; and is exercisable with respect to all of the option shares at any time after the third anniversary of the date of grant. Any options not exercised on or before the tenth anniversary of the date of grant will terminate.

Employment, Severance and Change in Control Agreements

Michael L. Baur, Steven H. Owings, Jeffery A. Bryson and Richard P. Cleys. Each of Messrs. Baur, Owings and Bryson entered into employment agreements with the Company in October 2002. Mr. Cleys entered into his employment agreement in November 2002. The material terms of those agreements are summarized below. Each of Mr. Baur’s, Mr. Owings’ and Mr. Cleys’ employment agreement is effective for a term ending on June 30, 2005, unless a change in control occurs, in which case the employment agreement will be effective until the later of June 30, 2005 or the first anniversary of the change in control. Mr. Bryson’s employment agreement is effective for a term ending on June 30, 2004, unless a change in control occurs, in which case the employment agreement will be effective until the later of June 30, 2004 or the first anniversary of the change in control.

Each executive is entitled to an annual base salary, subject to yearly review, plus an annual incentive bonus opportunity, which, in the case of Messrs. Baur and Owings, is determined annually based on a measurement of return on invested capital and operating income, and in the case of Messrs. Bryson and Cleys, is determined based on attainment of management objectives. Mr. Cleys is also entitled, in addition to such performance bonus, to a quarterly bonus in the amount of $7,500, through the quarter ended June 30, 2005. Each executive is entitled to participate in all incentive, savings, retirement and welfare benefit plans made generally available to executive officers of the Company. The current annual salaries of these executive officers are as follows: Mr. Baur—$600,000; Mr. Owings—$400,000; Mr. Bryson—$125,000; and Mr. Cleys—$200,000.

Each of Messrs. Baur, Owings, Bryson and Cleys has agreed in his employment agreement not to disclose or use confidential information or to compete with the Company, and not to solicit the Company’s customers or recruit its employees, for a period of two years following the termination of his employment with respect to Mr. Baur, Mr. Owings and Mr. Cleys, and for a period of one year with respect to Mr. Bryson.

Each of these employment agreements may be terminated by the Company at any time for “cause” (as defined therein) or for no reason, or by the executive with or without “good reason” (as defined therein, which includes termination by the executive for certain reasons during the 60-day period beginning on the six-month anniversary of a change in control). The agreement will also be terminated upon the death, disability or retirement of the executive. Depending on the reason for the termination and when it occurs, the executive will be entitled to certain severance benefits, as described below.

If the executive’s employment is terminated by the Company without cause or if he resigns for good reason and the executive signs a release, the Company will be required to pay him his accrued salary, a pro rata annual bonus, and other accrued benefits through the date of termination. In addition, the Company will be required to pay the executive a severance amount equal to the executive’s highest combined base salary and annual bonus in the last three full fiscal years, multiplied by an applicable severance multiple. The severance multiple with respect to Mr. Baur, Mr. Owings and Mr. Cleys is the greater of (a) one, (b) the number of full months then remaining until June 30, 2005, divided by 12, or (c) two, if the employment termination occurs within 12 months after or otherwise in contemplation of a change in control. The severance multiple with respect to Mr. Bryson is the greater of (a) one, or (b) the number of full months then remaining until June 30, 2004, divided by 12. Thereafter, for a number of months equal to the severance multiple, the Company shall continue to provide the executive with medical and other welfare benefits to the same extent as if the executive continued to be employed by the Company during such period.

If the employment of the executive is terminated by reason of his death, disability or retirement, or if the employment period is allowed to expire without early termination, the executive will be entitled to his accrued salary, pro rata annual bonus and benefits through the date of termination and any death, disability or retirement benefits that may apply, but no additional severance amount. If the Company terminates the executive for cause, or if he resigns from the Company without good reason, he will be entitled to his accrued salary and benefits through the date of termination, but no additional severance amount.

Compensation of Directors

For the period prior to the Annual Meeting, directors who are not otherwise compensated as officers of the Company receive a fee of $15,000 per calendar quarter for their service on the Board of Directors. Such directors also receive, as part of an annual formula award, ten-year options to purchase 3,000 shares of Common Stock under the terms of the Current Director Plan. Grants of options under the Current Director Plan are automatic and are made each year to each non-employee director. The exercise price of all options so granted is the fair market value of the Common Stock on the date of grant. Options granted under the Current Director Plan are exercisable beginning six months after the option is granted. Options may be exercised only during the period in which the option holder remains a director of the Company and for one year thereafter, unless the director’s membership on the Board of Directors is terminated for cause, in which case all options granted to such director expire upon such termination.

Effective immediately following the Annual Meeting, directors who are not employees of the Company will be paid an annual retainer of $25,000. An additional annual retainer of $25,000 will be paid, as applicable, to a non-executive Chairman (or Acting Chairman) of the Board of Directors. Additional annual retainers of $2,000 will be paid to the chairmen of the Audit Committee, Compensation Committee, Nominating Committee and Governance Committee. Annual service for this purpose relates to the approximate 12-month periods between annual meetings of the Company’s shareholders. Non-employee directors will also receive meeting fees of $1,000 for each board or committee meeting attended.

The Board of Directors has approved, subject to shareholder approval at the Annual Meeting, a new Directors Equity Compensation Plan—the Director Plan—which is intended to replace the Current Director Plan. Under the Director Plan, on the day following each annual meeting of shareholders, each non-employee director will be granted stock options to purchase a number of shares of Common Stock (rounded up to the nearest hundred shares) calculated by dividing $200,000 by the average per share stock price of the Common Stock for the 30 day period immediately preceding the grant date. Options granted under the Director Plan are exercisable beginning six months after the option is granted. Options may be exercised only during the period in which the option holder remains a director of the Company and for one year thereafter, unless the director’s membership on the Board of Directors is terminated for cause, in which case all options granted to such director expire upon such termination.

All directors are reimbursed for their expenses incurred in connection with the performance of their services as directors.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2003, matters of executive compensation were decided by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of Messrs. Fischer and Foody. No interlocking relationship exists between the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Compensation Committee Report on Executive Compensation

The compensation of the Company’s executive officers is generally determined by the Compensation Committee of the Board of Directors. The following report with respect to certain compensation paid or awarded to the Company’s executive officers during the fiscal year ended June 30, 2003 is furnished by the directors who comprise the Compensation Committee.

General Policies. The Company’s compensation program is intended to enable the Company to attract, motivate, reward and retain the management talent to achieve corporate objectives, and thereby increase shareholder value. It is the Company’s policy to provide incentives to senior management to achieve both short-term and long-term objectives. To attain these objectives, the Company’s executive compensation program is composed of a base salary and bonus, which is generally established for the Named Executive Officers in an employment agreement.

Base Salary. Base salaries for each of the Named Executive Officers as established in his employment agreement are determined by a subjective assessment of the executive officer’s performance, in light of the officer’s responsibilities and position with the Company and the Company’s performance during prior periods. In evaluating overall Company performance, the primary focus is upon financial performance for the relevant annual period measured by operating income. Base salaries are reviewed periodically and from time to time by the Compensation Committee and adjusted appropriately.

Incentive Compensation. Incentive compensation for each of the Named Executive Officers is established based on a measurement of return on invested capital and operating income for Messrs. Baur and Owings and attainment of management objectives for Messrs. Cleys, Bryson and McLain. Incentive compensation is reviewed periodically and from time to time by the Compensation Committee and adjusted accordingly.

Stock Options. Executive compensation includes the grant of stock options in order to more closely align the interests of the executive with the long-term interests of the shareholders.

Chief Executive Officer Compensation. Michael L. Baur is an original founder of the ScanSource concept and has devoted his career to this concept since the inception of the Company in December 1992. The Compensation Committee believes that Mr. Baur’s entrepreneurial drive, dedication, commitment and knowledge have been vitally important to the successful and ongoing growth of the Company. Mr. Baur’s overall compensation for the fiscal year ended June 30, 2003 consisted of base salary, bonus and stock options. In determining Mr. Baur’s compensation, the Compensation Committee evaluated Mr. Baur’s personal performance, the performance of the Company and Mr. Baur’s long-term commitment to the success of and ownership position in the Company.

Compensation Committee:

Steven R. Fischer

James G. Foody

Certain Transactions

At June 30, 2003, Steven H. Owings, Chairman of the Board, was a 50% owner of Custom Images, a specialty advertising company. Sales by Custom Images to the Company for the year ended December 31, 2002 amounted to $178,000, representing 5.9% of Custom Images’ sales. All sales are at arms’-length and are made on a competitive basis.

Michael L. Baur, Chief Executive Officer and President of the Company, was indebted to the Company under the terms of a loan to him from the Company with a June 30, 2002 principal balance of $352,124, bearing interest at an annual rate of 6.5%. The principal amount and accrued interest thereon totaling $356,349 were repaid by Mr. Baur in August 2002.

Performance Graph

The following graph compares cumulative total shareholder return of the Common Stock over a five-year period with The Nasdaq Stock Market (US) Index and with a Peer Group of companies for the same period. Total shareholder return represents stock price changes and assumes the reinvestment of dividends. The graph assumes the investment of $100 on July 1, 1998.

ASSUME $100 INVESTED ON JULY 1, 1998

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING JUNE 30, 2003

*	The members of the Peer Group are Avnet, Inc., Ingram Micro, Inc., Symbol Technologies, Inc., Tech Data Corp. and Zebra Technologies Corporation. The returns of each company in the Peer Group have been weighted according to their respective stock market capitalization for purposes of arriving at a Peer Group average.

	1998	1999	2000	2001	2002	2003
SCANSOURCE, INC.	100.00	112.34	201.95	246.34	319.01	277.92
PEER GROUP INDEX*	100.00	83.97	111.08	80.45	60.54	59.04
NASDAQ MARKET INDEX	100.00	140.14	210.86	116.77	79.21	88.08

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Common Stock at October 20, 2003 of: (i) each person known by the Company to beneficially own five percent or more of the Common Stock; (ii) each director of the Company, (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company, as a group.

	Shares Beneficially Owned (1)
Name	Number	Percentage
FMR Corp. (2)	1,568,930	12.71%
AXA Financial, Inc. (3)	1,035,600	8.39%
Lord, Abbett & Co. (4)	749,574	6.07%
Steven H. Owings (5)	346,981	2.79%
Michael L. Baur (6)	298,666	2.38%
James G. Foody (7)	69,600	*
Steven R. Fischer (8)	52,260	*
Robert S. McLain, Jr. (9)	36,793	*
Jeffery A. Bryson (10)	23,422	*
John P. Reilly (11)	21,000	*
Richard P. Cleys (12)	6,667	*
All directors and executive officers as a group (8 persons)	855,389	6.66%

* Amount represents less than 1.0%.

(1)	Applicable percentage of ownership is based upon 12,345,541 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares shown as beneficially owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	A Schedule 13G/A filed with the SEC reflects that FMR Corp. is the ultimate parent company of a variety of companies engaged in the securities business and was, along with certain related persons, the beneficial owner of the indicated shares as of December 31, 2002, including 94,072 shares as to which it held sole voting power and as to all of which it held sole investment power. The business address of the named shareholder is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	A Schedule 13G/A filed with the SEC reflects that AXA Financial, Inc. is a member of a group of affiliated companies, which had sole or shared voting power with respect to 937,400 shares and sole or shared investment power with respect to 1,035,600 shares, in each case as of December 31, 2002. The business address of the named shareholder is 1290 Avenue of the Americas, New York, New York 10104.

(4)	A Schedule 13G filed with the SEC reflects that Lord, Abbett & Co. was the beneficial owner of the indicated shares as of December 31, 2002 and held sole voting and investment power with respect to all such shares. The business address of the named shareholder is 90 Hudson Street, Jersey City, New Jersey 07302.

(5)	Includes 109,559 shares issuable pursuant to exercisable stock options granted by the Company. Does not include 23,335 shares issuable pursuant to options granted by the Company, which are not currently exercisable. Includes 10,394 shares owned in a trust of which Mr. Owings is the trustee.

(6)	Includes 229,428 shares issuable pursuant to exercisable options granted by the Company. Does not include 43,334 shares issuable pursuant to options granted by the Company which are not currently exercisable.

(7)	Includes 42,000 shares issuable pursuant to exercisable options granted by the Company, and includes 3,700 shares owned by Mr. Foody’s wife.

(8)	Includes 32,000 shares issuable pursuant to exercisable options granted by the Company, and includes 1,540 shares owned by a member of Mr. Fischer’s household.

(9)	Includes 35,665 shares issuable pursuant to exercisable options granted by the Company. Does not include 3,335 shares issuable pursuant to options granted by the Company which are not currently exercisable.

(10)	Includes 19,422 shares issuable pursuant to exercisable options granted by the Company. Does not include 7,168 shares issuable pursuant to options granted by the Company which are not currently exercisable.

(11)	Includes 21,000 shares issuable pursuant to exercisable options granted by the Company.

(12)	Includes 6,667 shares issuable pursuant to exercisable options granted by the Company. Does not include 13,333 shares issuable pursuant to options granted by the Company which are not currently exercisable.

Section 16(a) Beneficial Ownership Reporting Requirements

The Company believes that each of its officers and directors complied with all requirements applicable to them during the fiscal year ended June 30, 2003 pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Steven H. Owings inadvertently failed to timely file a report showing the disposition in one transaction of a total of 600 shares (on a post-split basis) pursuant to a charitable donation. A Form 4 was later filed reporting such transaction.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted on June 1, 2000, a copy of which is attached as Exhibit A to the 2001 proxy statement filed by the Company. This report reviews the actions taken by the Audit Committee with regard to the financial reporting process during the fiscal year ended June 30, 2003 and particularly with regard to the Company’s audited consolidated financial statements as of June 30, 2003 and June 30, 2002 and for the three years ended June 30, 2003.

The Audit Committee is composed solely of independent directors. None of the committee members is or has been an officer or employee of the Company or any of its subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates.

The Company’s management has the primary responsibility for the Company’s financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the accountants to serve as the Company’s independent auditors for the coming year.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met six times during the fiscal year ended June 30, 2003.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures required of auditors by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during the fiscal year ended June 30, 2003 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of the Company’s interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of its financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the SEC.

Audit Committee:

Steven R. Fischer

James G. Foody

John P. Reilly

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, which is required to be filed with the SEC, will be made available to shareholders to whom this Proxy Statement is mailed, without charge, upon written request to Mr. Richard P. Cleys, Chief Financial Officer, ScanSource, Inc., 6 Logue Court, Greenville, South Carolina 29615.

By order of the Board of Directors,

Steven H. Owings Chairman of the Board

October 28, 2003

ANNEX A

SCANSOURCE, INC.

DIRECTORS EQUITY COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1. PURPOSE. The purpose of the ScanSource, Inc. Directors Equity Compensation Plan is to attract, retain and compensate highly-qualified individuals who are not employees of ScanSource, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with an opportunity to participate in the Company’s future growth through the granting of options to purchase shares of Common Stock of the Company. The Company intends that the Plan will benefit the Company and its shareholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s shareholders.

1.2. ELIGIBILITY. All active Non-Employee Directors shall automatically be participants in the Plan.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a) “Board” means the Board of Directors of the Company.

(b) “Company” means ScanSource, Inc., a South Carolina corporation.

(c) “Common Stock” means the common stock, no par value, of the Company.

(d) “Disability” means any illness or other physical or mental condition of a Non-Employee Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Non-Employee Director’s condition.

(e) “Effective Date” has the meaning set forth in Section 7.3 of the Plan.

(f) “Fair Market Value”, on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Board determines in good faith to be reasonable.

(g) “Non-Employee Director” means a director of the Company who is not an employee of the Company or any of its subsidiaries or affiliates.

(h) “Option” means an option to purchase Common Stock granted under Section 5 of the Plan. Options granted under the Plan are not incentive stock options within the meaning of Section 422 of the Internal Revenue Code.

(i) “Option Grant Date” has the meaning set forth in Section 5.1(b) of the Plan.

(j) “Optionee” means a Non-Employee Director of the Company to whom an Option has been granted under Section 5.

(k) “Plan” means the ScanSource, Inc. Directors Compensation Plan, as amended from time to time.

(l) “Plan Year(s)” means the approximate twelve-month periods between annual meetings of the shareholders of the Company, which, for purposes of the Plan, are the periods for which annual retainers are earned.

(m) “Retirement” means retirement as a director of the Company in accordance with normal Company policies.

ARTICLE 3

ADMINISTRATION

3.1. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its shareholders and persons granted awards under the Plan. Notwithstanding the above, the selection of the directors to whom Options are to be granted, the timing of such grants, the number of shares subject to any Option, the exercise price of any Option, the periods during which any Option may be exercised, and the term of any Option shall be as hereinafter provided, and the Board of Directors shall have no discretion as to such matters. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

3.2. RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan.

3.3. INDEMNIFICATION. Each person who is or has been a member of the Board or who otherwise participates in the administration or operation of the Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification.

ARTICLE 4

SHARES

4.1. SHARES SUBJECT TO THE PLAN. Subject to adjustment in accordance with the provisions of Section 5.2 of the Plan, the shares of Common Stock that may be issued pursuant to the Plan shall not exceed in the aggregate 125,000 shares. Such shares may be authorized and unissued shares or reacquired shares. The Board’s adoption of this Plan shall constitute the reservation of 125,000 shares of authorized and unissued Common Stock for issuance pursuant to this Plan. To the extent that an Option is canceled, terminates, expires, is forfeited or lapses for any reason, any shares of Common Stock subject to the Option will again be available for issuance under the Plan. If the exercise price of an Option is satisfied by delivering shares of Common Stock to the Company (by either actual delivery or attestation), only the number of shares issued in excess of the delivery or attestation shall be considered for purposes of determining the maximum number of shares remaining available for issuance under the Plan.

ARTICLE 5

STOCK OPTION AWARDS

5.1. STOCK OPTION AWARDS

(a) Annual Stock Option Grants. On the day following the 2003 annual meeting of the Company’s shareholders, and on the day following each subsequent annual meeting of the Company’s shareholders, each Non-Employee Director serving as such on that date shall be granted an Option to purchase a number of shares of the Company’s Common Stock (rounded up to the nearest hundred shares) calculated by dividing $200,000 by the average of the Fair Market Value of the Common Stock over the 30 day period immediately prior to the date of grant. In addition, any person who first becomes a Non-Employee Director on a date other than a regularly scheduled annual meeting of the Company’s shareholders shall be granted on such date an Option to purchase a number of shares of the Company’s Common Stock (rounded up to the nearest hundred shares) calculated by dividing $200,000 by the average of the Fair Market Value of the Common Stock over the 30 day period immediately prior to the date of grant, multiplied by a fraction, the numerator or which is the number of full months before the next regularly scheduled annual meeting of the Company’s shareholders, and the denominator of which is 12.

(b) Reduced Awards. Each day that Options are to be granted under the Plan is referred to hereinafter as an “Option Grant Date.” If on any Option Grant Date, shares of Common Stock are not available to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an Option (a “Reduced Grant”) to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available, divided by the number of Non-Employee Directors as of the applicable Option Grant Date. Fractional shares shall be ignored and not granted.

If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional shares of Common Stock become available for grant (e.g., by an amendment approved by the shareholders or because of the forfeiture or lapse of an Option), then each person who was a Non-Employee Director both on the Option Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a “Continuing Non-Employee Director”) shall receive an additional Option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the Options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Non-Employee Director’s additional Option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Option Grant Date shall not exceed the number of shares of Common Stock (rounded up to the nearest hundred shares) calculated by dividing $200,000 by the average of the Fair Market Value of the Common Stock over the 30 day period immediately prior to the date on which the applicable Reduced Grant was made. If more than one Reduced Grant has been made, available Options shall be granted beginning with the earliest such Option Grant Date.

(c) Exercise Price. The exercise price for each Option granted under the Plan shall be the Fair Market Value of the shares of Common Stock subject to the Option on the Option Grant Date.

(d) Medium and Time of Payment. The exercise price shall be payable in full upon the exercise of an Option in cash and/or shares of Common Stock; provided, however, that if shares of Common Stock are used to pay the exercise price of an Option, such shares must have been held by the Optionee for at least such period of time, if any, as necessary to avoid variable accounting for the Option. In the event that all or part of the exercise price of an Option is paid by the surrender to the Company of shares of Common Stock previously held by the Optionee, such shares shall be valued at their Fair Market Value as of the date of exercise, and the Optionee shall either (i) attest to his or her ownership of such shares in such manner as shall be acceptable to the Secretary of the Company, or (ii) deliver to the Company a certificate of certificates representing such shares duly endorsed to the Company or accompanied by a duly-executed separate instrument of transfer satisfactory to the Secretary of Company.

(e) Term. Each Option granted under the Plan shall, to the extent not previously exercised, terminate and expire on the date ten (10) years after the Option Grant Date, unless earlier terminated as provided hereinafter in Section 5.1(h).

(f) Exercisability. Each Option granted under this Plan shall vest (become exercisable) six (6) months after the Option Grant Date.

(g) Method of Exercise. All Options granted under the Plan shall be exercised by an irrevocable written notice directed to the Secretary of the Company at the Company’s principal place of business or to such other person or place as the Secretary shall direct. Such written notice shall be accompanied by payment in full of the exercise price for the shares for which such Option is being exercised. The Company shall make delivery of certificates representing the shares for which an Option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an Option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which Options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying Options granted under this Plan.

(h) Effect of Termination of Directorship. Upon termination of an Optionee’s membership on the Board for any reason other than for cause (including without limitation by reason of death, Disability, Retirement or failure to be re-nominated or re-elected as a director), the Options held by the Optionee under the Plan, to the extent they were exercisable on the date of termination, shall remain exercisable until the earlier of (i) the original expiration date of the Option, or (ii) the first anniversary of the Optionee’s termination as a director. In the event of the death of an Optionee, the Optionee’s personal representatives, heirs or legatees may exercise the Options held by the Optionee on the date of death, upon proof satisfactory to the Company of their authority. Such exercise otherwise shall be subject to the terms and conditions of the Plan. If an

Optionee’s membership on the Board of Directors is terminated for cause, all options granted to such Optionee shall expire upon such termination.

(i) Transferability of Options. No Option granted hereunder shall be assignable or transferable by the Optionee except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an Option under the Plan.

(j) Rights as Shareholder. Neither the Optionee nor the Optionee’s personal representatives, heirs, legatees or transferees shall have rights as a shareholder of the Company with respect to shares of Common Stock covered by the Optionee’s Option until the Optionee or such other person becomes the holder of record of such shares.

(k) No Options after Ten Years. No Options shall be granted except within a period of ten (10) years after the effective date of the Plan.

(l) Option Agreements. All Options shall be evidenced by a written Option Agreement between the Company and the Non-Employee Director, which shall include such provisions, not inconsistent with the Plan, as may be specified by the Board.

5.2. ADJUSTMENTS In the event that the Board determines that any distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Board’s sole discretion, affects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an award or awards hereunder, then the Board shall, in such manner as it may deem equitable, adjust the number and type of shares (or other securities or property) which may be granted under the Plan, and may permit or require another entity involved in business transaction with the Company to assume any Options outstanding under the Plan or to substitute similar options for those outstanding under the Plan. Any decision of the Board pursuant to the terms of this Section 5.2 shall be final, binding and conclusive upon the Non-Employee Directors, the Company and all other interested parties. Without limiting the foregoing, in the event of a subdivision of the outstanding Common Stock (stock-split), a declaration of a dividend payable in shares of Common Stock, or a combination or consolidation of the outstanding Common Stock into a lesser number of shares, the authorization limit under Article 4 shall automatically be adjusted proportionately, and the shares of Common Stock then subject to Options shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

ARTICLE 6

AMENDMENT, MODIFICATION AND TERMINATION

6.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, (i) materially increase the benefits accruing to participants, (ii) materially increase the number of shares of Common Stock available under the Plan, (iii) materially modify the requirements for eligibility, (iv) expand the types of awards available under the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Common Stock is listed or traded, then such amendment shall be subject to shareholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of shareholders of the Company for any reason.

6.2. EFFECT ON OUTSTANDING OPTIONS. No termination, amendment, or modification of the Plan shall adversely affect any Option previously granted under the Plan, without the written consent of the Optionee. An outstanding Option shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Option determined as if the Option had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Option).

ARTICLE 7

GENERAL PROVISIONS

7.1. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

7.2. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Options granted under the Plan may be used for general corporate purposes.

7.3. EFFECTIVE DATE. The Plan was originally adopted by the Board on October 24, 2003 and was approved by the shareholders and became effective on December     , 2003 (the “Effective Date”).

7.4. DURATION OF THE PLAN. The Plan shall remain in effect until the day immediately following the 2013 annual meeting of Company’s shareholders, unless terminated earlier by the Board.

Ú FOLD AND DETACH HERE Ú

SCANSOURCE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, DECEMBER 4, 2003, AT THE MARRIOTT HOTEL, 1 PARKWAY EAST, GREENVILLE, SOUTH CAROLINA AT 10:00 A.M. LOCAL TIME.

The undersigned hereby appoints Michael L. Baur and Jeffery A. Bryson, or either of them acting in the absence of the other, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of the common stock of ScanSource, Inc., a South Carolina corporation, held or owned by the undersigned or standing in the name of the undersigned at the 2003 Annual Meeting of Shareholders of the Company and at any adjournment thereof, and the undersigned hereby instructs said attorneys to vote as follows:

(1)	Election of Directors:
	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote as to all nominees

(This is considered a vote for all nominees)

NOTE: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below:

One-year term:
1.	Michael L. Baur
2.	Steven R. Fischer
3.	James G. Foody
4.	Steven H. Owings
5.	John P. Reilly

Ú FOLD AND DETACH HERE Ú

(2)	Approval of the Company’s Directors Equity Compensation Plan.
FOR	☐	AGAINST	☐	ABSTAIN	☐
(3)	Ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 2004.
FOR	☐	AGAINST	☐	ABSTAIN	☐
(4)	In their discretion, upon any other business which may properly come before the meeting or any adjournment thereof.

DATE

(Please sign exactly as shown on envelope addressed to you. If securities are jointly owned, each should sign. If voting less than all shares held, please so indicate.)

THIS PROXY WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED “FOR” EACH OF THE MATTERS SET FORTH ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR BEST JUDGMENT.